SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          American Medical Alert Corp.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------




                                  July 17, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of American Medical Alert Corp., a New York corporation (the "Company"), to be held on Thursday, August 21, 2003, commencing at 10:00 A.M., Eastern time, at 36-36 33rd Street, Long Island City, New York 11106. The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which accompany this letter. We request that you read these documents carefully.

     We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote. Please promptly mark, date, sign and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting of Shareholders and vote in person even if you have previously mailed your proxy card.


                                            Sincerely,


                                            HOWARD M. SIEGEL
                                            Chairman and Chief Executive Officer



IT IS IMPORTANT THAT YOU MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 21, 2003


To the Shareholders of American Medical Alert Corp.:


         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the "Meeting") of American Medical Alert Corp. (the "Company") will be held on Thursday, August 21, 2003, commencing at 10:00 A.M., Eastern time, at 36-36 33rd Street, Long Island City, New York 11106, to consider and act upon the following matters:

         1. The election of 7 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

         2. The ratification of the appointment of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

         3. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                  Information regarding the matters to be acted upon at the Meeting is contained in the accompanying proxy statement. The close of business on July 7, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             JOHN ROGERS
                                             Secretary
Oceanside, New York
July 17, 2003

================================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH SHAREHOLDER IS URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------


                              ---------------------
                                 PROXY STATEMENT
                              ---------------------


                  This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of American Medical Alert Corp., a New York corporation (the "Company"), in connection with the solicitation by and on behalf of its Board of Directors of proxies (the "Proxy" or "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, August 21, 2003, commencing at 10:00 A.M., Eastern time, at 36-36 33rd Street, Long Island City, New York 11106, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

                  The cost of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Shareholders, this proxy statement, Proxies and annual report is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph, email or personal interview. The mailing date of this Proxy Statement is on or about July 17, 2003.

                  Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted FOR the election of all nominees named herein to serve as directors, and FOR the ratification of the appointment of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

                  It is important that your shares are represented at the Meeting, and, therefore, all shareholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to John Rogers, the Secretary of the Company, at the address set forth above, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. If you hold your shares in "street name" you may revoke or change your vote by submitting new instructions to your broker or nominee.

          OUTSTANDING VOTING SECURITIES, QUORUM AND VOTING REQUIREMENTS

                  The close of business on July 7, 2003, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. As of the Record Date, there were 7,437,503 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter to come before the Meeting.

                  A majority of the total number of shares of the Company's Common Stock, issued and outstanding and entitled to vote, represented in person or by Proxy, is required to constitute a quorum for the transaction of business at the Meeting. Votes withheld in the election of directors, and abstentions and broker non-votes on any matter, are included in determining whether a quorum is present.

                  Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

                  Ratification of the appointment of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, requires the affirmative vote of a majority of votes cast at the Meeting; abstentions and broker non-votes, if any, will not be counted as votes "cast" with respect to such matter.

         ---------------------------------------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
         ---------------------------------------------------------------


                  At the Meeting, shareholders will elect 7 directors to serve on the Company's Board of Directors until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Howard M. Siegel, James LaPolla, Frederic Siegel, Ronald Levin, Yacov Shamash, Delphine Mendez de Leon and Jack Rhian (collectively, the "Nominees") to serve as directors upon their nomination at the Meeting. All Nominees currently serve on the Board of Directors. Each Nominee has advised the Company of his or her willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

                  The current directors and current executive officers of the Company, their ages and present positions with the Company are as follows:

NAME                            AGE       POSITION WITH THE COMPANY
----                            ---       -------------------------
Howard M. Siegel                69        Chairman of the Board, President,
                                          Chief Executive Officer and Director
Jack Rhian                      48        Executive Vice President, Chief Operating Officer and
                                          Director
Frederic S. Siegel              33        Vice President - Business Development and Director
Ronald Levin                    68        Director
Yacov Shamash, PH.D             53        Director
James F. LaPolla                53        Director
Delphine Mendez de Leon         47        Director
Richard Rallo                   39        Chief Financial Officer


         INFORMATION ABOUT DIRECTORS AND NOMINEES

                  All of our directors are elected for a one-year term, and serve until the next subsequent annual meeting. Set forth below is certain information with respect to each of the Nominees.

                  HOWARD M. SIEGEL, 69, has been the Company's Chairman of the Board, President and Chief Executive Officer and a director over the past five years. Mr. Siegel also served as the Company's Chief Financial Officer prior to September 1996.

                  JACK RHIAN, 48, has been a director of the Company since October 2002 and Executive Vice President and Chief Operating Officer since August 2002. He joined the Company in January 2000 as Vice President and Chief Operating Officer. From November 1994 until February 1999, he served as
Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company. From March 1988 through November 1994 he served as Chief

Operating Officer of Nationwide Nassau Ambulance Service. Previously, Mr. Rhian held senior management positions in companies which deliver healthcare services. Mr. Rhian holds a Masters degree in Public Administration from New York University.

                  FREDERIC S. SIEGEL, 33, has been a director of the Company since September 1998, is the Company's Vice President - Business Development and had also served as Vice President of Sales and Marketing for the Company since July 1998. Mr. Siegel joined the Company in April 1994 and has held various sales and marketing positions with the Company. From October 1991 to October 1994, Mr. Siegel served as a benefits consultant for J.N. Savasta Corp. Mr. Siegel also serves as a director of Nursing Sister Homecare, a division of Catholic Health Services of Long Island.

                  RONALD LEVIN, 68, has been a director of the Company since August 2001. He has also been the President of Ron Levin Associates, a financial consulting firm, since 1984. Since 1997, Mr. Levin has been a member at Eye Contact LLC, a Cohen's Fashion Optical franchise and since 1996, a member at Bayshore Eyes LLC, a Sterling Optical franchise. Mr. Levin is currently a licensed stock broker with Investec Earnst & Co. He served as Executive Vice President of D.A. Campbell Co., an international institutional stock brokerage firm, through 1998.

                  YACOV SHAMASH, PH.D., 53, has been director of the Company since August 2001. He also serves as the Dean of the College of Engineering of the State University of New York at Stony Brook, a position he has held since 1992. Since 1990, he has also served on the Board of Directors of KeyTronic Corporation, a computer hardware manufacturer.

                  JAMES F. LAPOLLA, 53, has been a director of the Company since being appointed in September 2000. Since 1982, Mr. LaPolla has been the President and Chief Executive Officer of Home Health Management Services, Inc, a Not-for-Profit community based home care program.

                  DELPHINE MENDEZ DE LEON, 47, has been a director of the Company since August 2002. Ms. Mendez de Leon has been, since 2001, a manager at Cap Gemini Ernst & Young, Inc., a healthcare strategy transformation consulting firm, where she managers healthcare system strategy transformation, span of control and overhead improvement efforts. From 2000 and prior to joining Cap Gemini Ernst & Young, Inc. Ms. Mendez de Leon was an independent consultant and advised various healthcare companies and hospitals, including the Company, in connection with the development of business plans, market research and program development. From 1994 to 2000, Ms. Mendez de Leon was with The Brooklyn Hospital Center, where she served as Vice-President of Operations and Planning and was responsible for administrative oversight of various medical departments, was involved in market and financial analysis, business planning, and directed 250 employees. Ms. Mendez de Leon holds an MBA from Columbia University School of Business and a Masters in Public Health from Columbia University School of Public Health.

         NON-DIRECTOR-SIGNIFICANT OFFICERS

                  RICHARD RALLO, 39, has been the Company's Chief Financial Officer since April 1, 2003 and joined the Company in February 2001 as the Controller. From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc., a barter company. From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P., a company that owned and operated radio stations. Mr. Rallo is a Certified Public Accountant and has a BS in accounting from the University of Denver.


                  JOHN LESHER, 48, became the Company's Vice President, Engineering in March 1991. Prior thereto and from 1989, Mr. Lesher served as a senior engineer at the Company's former Bristol, Pennsylvania facility. From May 1984 to November 1988, Mr. Lesher served as the Operations and

Manufacturing Director of Advanced Graphic Systems, Inc. (a subsidiary of Automation and Printing International Technology, Inc.), a company engaged in the sale and marketing of computerized printing equipment. Mr. Lesher holds a Doctorate degree in Electrical Engineering/Computer Engineering from Drexel and LaSalle University.

                  JOHN ROGERS, 56, joined the Company in 1984 as the Manager of the Emergency Response, Installation and Service Center. He became the Company's Vice President, Operations in July 1993. Additionally, he has been the Secretary of the Company since July 1993. Prior to joining the Company he was employed at Technical Liaison Corporation, a burglar alarm Company from 1969 through May 1984 as Installation & Service Manager.

                  There is no family relationship between any of the directors, executive officers or significant officers of the Company, with the exception of Howard M. Siegel and Frederic S. Siegel. Howard M. Siegel is the father of Frederic S. Siegel.

         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors held 9 meetings and took action by unanimous written consent 3 times during fiscal year 2002. All of the directors attended at least 75% of the meetings of the Board of Directors during fiscal year 2002.

                  The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee.

                  The Audit Committee currently consists of Mr. LaPolla, Mr. Shamash, and Mr. Levin each of whom are independent directors as defined in Rule 4200(a)(15) of the National Association of Securities' Dealers' listing standards. The function of the Audit Committee is to review and advise the Board of Directors of the Company with respect to matters concerning the financial condition and operations of the Company, to recommend the nomination of the independent auditors for the Company, the scope of their engagement and their compensation, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee, adopted by the Board of Directors. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. A report of the Audit Committee appears under the caption "Audit Committee Report" below. For the fiscal year 2002, the Audit Committee held 4 meetings, at which all committee members attended, and took no action by unanimous written consent for fiscal year 2002.

                  The Compensation Committee currently consists of Mr. Howard M. Siegel, Mr. LaPolla, Mr. Levin and Mr. Shamash. The function of the Compensation Committee is to recommend to the Board of Directors relevant compensation actions and to attend to such matters relating to compensation as may be prescribed by the Board of Directors. For the fiscal year 2002, the Compensation Committee held 1 meeting, at which all committee members attended, and took no action by unanimous written consent for fiscal 2002.

                  The Stock Option Committee currently consists of Mr. LaPolla, Mr. Levin and Mr. Shamash. The function of the Stock Option Committee is to administer the Company's employee stock option plans. For the fiscal year 2002, the Stock Option Committee held no meetings, and took no action by unanimous written consent for fiscal year 2002.

                  New members will be appointed for each of the committees of the Board of Directors, following the Meeting.

                  The   Company's   Board  of  Directors  has  no  executive  or
nominating committee.

         AUDIT COMMITTEE REPORT

                  During fiscal year 2002, the Audit Committee reviewed and discussed with management of the Company and with Margolin, Winer & Evens, LLP the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2000, 2001 and 2002, and for each of the three years then ended, respectively (the "Audited Financial Statements"). In addition, the Audit Committee discussed with Margolin, Winer & Evens, LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

                  The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with them their independence from the Company. The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

                  Management is responsible for the Company's internal controls and the financial reporting process. Margolin, Winer & Evens, LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereupon. The Audit Committee's responsibility is to monitor and oversee these processes.

                  Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Company's Audited Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

                                 Audit Committee

                                 James LaPolla
                                 Yacov Shamash
                                 Ronald Levin

         COMPENSATION OF DIRECTORS

                  Pursuant to the Company's 1997 and 2000 Stock Option Plans, the Board has the authority to grant options to directors in its discretion. The Board may from time to time authorize the grant of stock options to directors in connection with attendance at Board of Director meetings, at such times and in amounts as determined by the Board in its sole discretion. The Board of Directors generally grants 10,000 options to each director per calendar year for participation in meetings of the Board. In addition, each director receives $750 for each meeting of the Board of Directors attended and receives $250 in connection with attendance at meetings of committees of the Board of Directors.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
      STOCKHOLDER MATTERS

                      EQUITY COMPENSATION PLAN INFORMATION

                  The following table contains a summary of the number of shares of Common Stock of the Company to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2002, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2002.

                                                                                       Number of securities
                                                                                       remaining available for
                              Number of Securities to         Weighted-average         the future issuance under
                              be issued upon exercise         exercise price of        equity compensation
                              of outstanding options,         outstanding options,     plans (excluding securities
Plan Category                 warrants and rights             warrants and rights      reflected in column (a))
-------------                 ----------------------------    -------------------      ------------------------
Equity Compensation plans
approved by security holders         1,747,713                      $2.69                      264,781

Equity Compensation plans
not approved by security
holders                                     -                            -                           -


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as to the ownership of shares of the Company's Common Stock, as of July 7, 2003, with respect to (a) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (b) each director, (c) the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" and (d) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

            Name and Address                   Amount and Nature of                 Percent of
           Beneficial Owner(1)                 Beneficial Ownership                  Class(2)
           -------------------                 --------------------                  --------
Howard M. Siegel                                       1,279,824(3)                       16.5%

Ron Levin                                                174,050(4)                        2.3%
184 Greenway Road
Lido Beach, NY 11561

Delphine Mendez de Leon                                   15,000(5)                        *
119 McCormack Road North
Slingerlands, New York 12159

            Name and Address                   Amount and Nature of                 Percent of
           Beneficial Owner(1)                 Beneficial Ownership                  Class(2)
           -------------------                 --------------------                  --------
Frederic S. Siegel                                       337,704(6)                        4.4%

James F. LaPolla                                          20,000(7)                        *
Home Health Management Services, Inc.
853 Broadway
New York, NY 10003

                                                          22,000(8)                        *
Yacov Shamash, PH.D.
7 Quaker Hill Road
Stony Brook, NY 11790

Jack Rhian                                               234,853(9)                        3.1%

John Lesher                                              151,137(10)                       2.0%

Richard Rallo                                             46,926(11)                       *

Gregory Fortunoff                                        538,800(12)                       7.2%
200 East 72nd Street
New York, NY 10021

All directors and executive                            2,281,494(13)                      26.9%
officers as a group
(9 persons)


(1) Except as otherwise indicated, the address of each individual listed is c/o the Company at 3265 Lawson Boulevard, Oceanside, New York 11572.

(2) Asterisk indicates less than 1%. Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3)   Includes 289,105 shares subject to currently exercisable stock options.

(4) Includes 20,000 shares subject to currently exercisable stock options. Includes 25,000 shares owned by Mr. Levin's wife, to which Mr. Levin disclaims beneficial ownership.

(5)   Consists of 15,000 shares subject to currently exercisable stock options.

(6)   Includes 238,104 shares subject to currently exercisable stock options.

(7)   Consists of 20,000 shares subject to currently exercisable stock options.

(8)   Includes 20,000 shares subject to currently exercisable stock options.

(9) Consists of 186,853 shares subject to currently exercisable stock options, and 48,000 shares owned by Mr. Rhian's wife.

(10)  Consists of 151,137 shares subject to currently exercisable stock options.

(11)  Consists of 46,926 shares subject to currently exercisable stock options.

(12) Based on information provided in a Schedule 13G filed by the reporting person on January 2, 2003.

(13)  Includes  options  indicated in notes (3),  (4),  (5), (6), (7), (8), (9),
      (10) and (11).

EXECUTIVE COMPENSATION

                  The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer, and the four most highly compensated employees, including three executive officers who were serving at the end of the fiscal year ended December 31, 2002, each of whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2002, for services rendered in all capacities to the Company and its subsidiaries during the Company's 2000, 2001 and 2002 fiscal years. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                                                                                                   Long-Term
                                                               Annual Compensation               Compensation
Name and Principal                                           ------------------------            ------------
Position                                  Year               Salary             Bonus             Options(#)
----------------------                    ----               ------             -----             ----------
Howard M. Siegel                          2002              $320,000            $5,000                35,730
  Chairman of the                         2001              $290,000            $7,500                18,750
  Board, President                        2000              $259,098                --               181,500
  and Chief Executive
  Officer

Jack Rhian                                2002              $161,667            $5,000                88,199
  Executive Vice                          2001              $125,000            $6,000                18,654
  President and Chief                     2000               109,979                --               100,000
  Operating Officer

John Lesher                               2002              $132,083            $3,000                81,645
  Vice President-                         2001              $113,077            $3,000                15,000
  Engineering                             2000              $100,001            $3,500                 8,175

Frederic S. Siegel                        2002              $200,000(1)         $7,500                13,079
  Vice President-                         2001              $175,000            $7,500               108,154
  Sales and Marketing                     2000              $107,736          $108,000                39,659

Richard Rallo                             2002              $123,750            $2,500                23,126
  Chief Financial Officer                 2001               100,833             2,500                10,000
                                          2000                    --                --                    --

---------------------
(1) Includes $38,000 accrued by the Company at December 31, 2002. As of July 7, 2003, $30,000 has been paid.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                  The following table contains information concerning options granted during the Company's 2002 fiscal year to the Named Executive Officers. All such options were granted under the Company's 2000 Stock Option Plan or the 1997 Stock Option Plan.

                                                            Percent of
                                                          Total Options
                                                            Granted to
                                                           Employees in        Exercise Price
              Name                  Number of Options       Fiscal Year           Per Share        Expiration Date
        ----------------                      -------       -----------        ---------------     ---------------
Howard M. Siegel                              7,788            1.1%                     $3.157          12/31/06
                                             20,000            2.7%                     $4.004          03/13/07
                                              7,942            1.1%                     $2.53           08/12/07

Jack Rhian                                    4,343            0.6%                     $2.87           12/31/11
                                             30,000            4.0%                     $3.25           01/30/12
                                             25,000            3.4%                     $3.50           01/30/12
                                             25,000            3.4%                     $4.00           01/30/12
                                              3,856            0.5%                     $2.30           08/12/12

John Lesher                                   3,333            0.5%                     $2.87           12/31/11
                                             30,000            4.0%                     $3.25           01/30/12
                                             30,000            4.0%                     $3.50           01/30/12
                                             15,000            2.0%                     $4.00           01/30/12
                                              3,312            0.4%                     $2.30           08/12/12

Frederic S. Siegel                            8,252            1.1%                     $2.87           12/31/11
                                              4,827            0.7%                     $2.30           08/12/12

Richard Rallo                                 5,088            0.7%                     $2.87           12/31/11
                                              5,000            0.7%                     $2.00           01/31/07
                                             10,000            1.3%                     $3.25           01/31/07
                                              3,038            0.4%                     $2.30           08/12/12


OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE

                  The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the year ended December 31, 2002 and the number and value at December 31, 2002 of shares of Common Stock subject to unexercised options held by the Named Executive Officers.

                                                                                 Number of
                                                                                 Securities             Value of
                                                                                 Underlying           Unexercised
                                                                                Unexercised           In-the-Money
                                                                                Options/SARs        Options/SARs at
                                                                               at FY-End (#)           FY-End ($)
                               Shares Acquired                                  Exercisable/          Exercisable/
           Name                On Exercise (#)       Value Realized ($)        Unexercisable         Unexercisable
           ----                ---------------       ------------------        -------------         -------------
  Howard M. Siegel                    --                     --                   290,605/0               $7,795/0
  Jack Rhian                          --                     --             106,853/100,000        $30,378/$23,000
  John Lesher                         --                     --              122,637/45,000              $18,770/0
  Frederic S. Siegel                  --                     --                   217,537/0             $123,426/0
  Richard Rallo                       --                     --                    33,126/0               $7,886/0


         EMPLOYMENT AGREEMENTS:

                  The Company and Mr. Howard M. Siegel, the Company's Chairman of the Board, President and Chief Executive Officer, were parties to a three-year Employment Agreement which expired on December 31, 2002, under the terms of which, the President received annual base salaries of $320,000 in 2002, $290,000 in 2001 and $260,000 in 2000. The agreement also provided for additional compensation based upon the Company achieving certain pre-tax income levels. No additional compensation was paid during the three years ended December 31, 2002. The Company and Mr. Howard M. Siegel are in the process of completing a new employment agreement. Until a new agreement is finalized, Mr. Howard M. Siegel is being compensated at the same base salary as he earned in 2002.

                  On November 6, 2001, the Company entered into an employment agreement with Mr. Frederic S. Siegel pursuant to which he is employed full-time as the Company's Vice President of Sales and Marketing. The agreement has a term of three years and expires in December 2003. The agreement provides for an annual base salary of $175,000, $200,000 and $163,804 in each fiscal year of the contract. Mr. Siegel also received options to purchase up to 25,000 shares of the Company's Common Stock, at an exercise price of $2.87 per share.

                  In addition to the base salary in 2003, Mr. Frederic S. Siegel shall receive compensation based on the sales and operating results of the Company in the year 2003 as follows:


                            2003 COMMISSION SCHEDULE

            COMMISSION ON GROSS REVENUE                                 COMMISSION ON EBIT
            ---------------------------                                 ------------------
$12 Million - 14 Million                    .25%      $ 250,000 - $1 Million                          0.00%
$14 Million - 17 Million                    .50%      $ 1 Million - $1.5 Million                      1.0%
$17 Million - 20 Million                   1.25%      $ 1.5 Million - 2 Million                       1.5%
$20 Million - 25 Million                   2.0%       $ 2.0 Million - 2.5 Million                     3.0%
$25 Million Plus                           3.0%       >$ 2.5 Million                                  4.0%

                  Additionally, in each of the three years under the agreement, the employee is entitled to receive additional stock options to purchase a number of shares of common stock equal to 2.5% of the

Company's earnings before interest and taxes ("EBIT"). The number of stock options will be calculated at the end of the Company's calendar year, and will be issued with an exercise price equal to the market price at such date. The maximum number of stock options that can be issued under this agreement during any one-year period is 100,000.

                  In the event that Mr. Frederic S. Siegel should become disabled and be unable to perform his duties for a period of than one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty
(180) consecutive days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period. In such event, Mr. Frederic S. Siegel shall be entitled to receive his base salary and additional compensation earned for such fiscal year, if any, prorated to the date of termination.

                  In the event of his death during the term of the employment agreement, Mr. Frederic S. Siegel's estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

                  In addition, in the event there is a change in control and Mr. Siegel terminates his employment with the Company within 180 days following such change in control, Mr. Siegel will be entitled to his base salary, the additional compensation described in the preceding paragraph, any benefits or awards earned through his last day of employment and a lump sum payment equal to
2.99 times his average annual total compensation for the past 5 years.

                  On February 1, 2002, the Company entered into an amended employment agreement with Mr. Jack Rhian. The amended agreement has a term of three years and expires in January 2005, unless earlier terminated pursuant to the provisions of the Agreement dated January 31, 2000 and the provisions set forth in this agreement. The agreement provides for an annual base salary of $165,000, $180,000 and $200,000 in each fiscal year of the contract. In addition, Mr. Rhian received options to purchase up to 80,000 shares of the Company's Common Stock, of which options to purchase 30,000 shares were granted at an exercise price of $3.25 per share, 25,000 shares at an exercise price of $3.50 and 25,000 shares at an exercise price of $4.00. Options to purchase 30,000 shares vested on January 31, 2002, 25,000 shares vested on January 31, 2003 and 25,000 shares vest on January 31, 2004. The term of the options is ten years from the date of grant.

                  Mr. Rhian will receive additional compensation for any year that the Company's pre-tax income, as defined in the employment agreement, exceeds certain thresholds. Mr. Rhian will receive an amount equal to 1% of the Company's EBIT between $1,000,000 and $1,500,000, 1.5% of the Company's EBIT between $1,500,000 and $2,000,000, 3.0% of the Company's EBIT between $2,000,000 and $2,500,000 and 4.0% of the Company's EBIT in excess of $2,500,000. In the event the Company realizes an EBIT of $3,000,000 or more in calendar year 2003 or 2004, the Company will provide Mr. Rhian with an option to purchase an additional 25,000 shares of Common Stock of the Company at a price of $3.50 per share.

                  In the event that Mr. Rhian should become disabled and be unable to perform his duties for a period of than one hundred eighty (180)
consecutive  days  or an  aggregate  of  more  than  one  hundred  eighty  (180)
consecutive days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period. In such event, Mr. Rhian shall be entitled to receive his base salary for a period of one (1) year from the date of such termination.

                  In the event of his death during the term of the employment agreement, Mr. Rhian's estate or such other person as he designated would have been entitled to receive an amount equal to (i) four (4) months of Mr. Rhian's base salary, in the event of death during the first year of the employment agreement, eight (8) months of Mr. Rhian's base salary, in the event of death during the second year of the employment agreement, or (ii) twelve (12) months of Mr. Rhian's base salary, in the event of death during the third year of the employment agreement.

                  In addition, in the event there is a change in control and Mr. Rhian terminates his employment with the Company within 180 days following such change in control, Mr. Rhian will be entitled to his base salary, the additional compensation described above, any benefits or awards earned through his last day of employment and a lump sum payment equal to 2.99 times his average annual total compensation for the past 5 years.

                  On February 1, 2002 the Company has entered into an employment agreement with Dr. John Lesher pursuant to which he is employed full-time as the Company's Vice President of Engineering. The agreement has a term of three years and expires in January 2005. The agreement provides for an annual base salary of $135,000, $150,000 and $170,000 in each fiscal year of the contract. In addition, Dr. Lesher received options to purchase up to 75,000 shares of the Company's Common Stock, of which options to purchase 30,000 shares were granted at an exercise price as of $3.25 per share, 30,000 at an exercise price of $3.50 and 15,000 shares at an exercise price of $4.00. Options to purchase 30,000 shares vested on January 31, 2002, 30,000 vested on January 31, 2003, and 15,000 vest on January 31, 2004. The term of the options is ten years from the date of grant.

                  In the event that Dr.  Lesher  should  become  disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period. In such event, Dr. Lesher shall be entitled to receive his base salary for a period of one (1) year from the date of such termination.

                  In the event of his death during the term of the employment agreement, Dr. Lesher's estate or such other person as he designated would have been entitled to receive his base salary for a period of one year from the date of his death.

                  In addition, in the event there is a change in control and Dr. Lesher terminates his employment with the Company within 180 days following such change in control, Dr. Lesher will be entitled to his base salary, the additional compensation described above, any benefits or awards earned through his last day of employment and a lump sum payment equal to 2.99 times his average annual total compensation for the past 5 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company's executive offices and primary Emergency Response Center are located in a 5,600 square foot facility at 3265 Lawson Boulevard, Oceanside, New York. On January 1, 1995, the Company entered into a five-year operating lease with Howard M. Siegel, Chairman of the Board, Chief Executive Officer and President of the Company. In February 1998 the lease for this space and the adjoining 8,000 square foot parking lot was extended until September 30, 2007 (the "Lease"). The Lease provides for a base annual rent of $74,600, subject to a 5% annual increase plus reimbursements for real estate taxes and other operating expenses. In October 1997, the Company entered into a separate ten-year operating lease (the "1997 Lease"), for an additional 2,200 square feet of office space located in an adjacent building owned by Add on Properties, LLC, owned by Mr. H. Siegel. The 1997 Lease calls for an initial minimum annual rent of $36,000, subject to a 5% annual increase plus reimbursement for real estate taxes. In November 1999, an Addendum to the 1997 Lease was entered into for an additional 2,200 square feet at an annual rent of $39,600 subject to the same terms and conditions stated in the original lease. The Company believes that both leases have terms which are competitive and customary.

                  The Company purchases all of its business insurance through Breitstone & Co., Ltd., an insurance brokerage and consulting firm that is owned by Mr. Peter Breitstone, a former director of the Company. The annual commission currently earned by Breitstone & Co., Ltd. on such insurance is approximately $18,000. The Company believes that the premiums paid to the various insurance carriers are competitive and the commissions paid to Breitstone & Co., Ltd. are customary in the insurance industry. Mr. Breitstone resigned as director of the Company in 2001.

                  The Company has entered into an employment agreements with Mr. Frederic S. Siegel and Mr. Jack Rhian. See "Employment Agreements" above.

                  The Company employs Joy Siegel as Vice President of Provider Relations. In 2002, the Company paid Ms. Siegel a salary of $80,000. Ms. Siegel is the daughter of Mr. H. Siegel.

                  Mr. H. Siegel owed the Company $123,532 at December 31, 2001 for certain advances made to him. In July 2002, the amount due from Mr. H. Siegel, plus accrued interest, was converted into a promissory term loan. The loan bears interest at a rate of 5% per annum and is payable in monthly installments of principal and interest through September 1, 2009. The amount outstanding at December 31, 2002 was $164,394.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Ms. Mendez de Leon failed to timely file an Initial Statement of Beneficial Ownership on Form 3, and her holdings have since been reported on a Form 5. The Company is not aware of other late filings, or failures to file, any other reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2002.

         REQUIRED VOTE

                  Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY.

--------------------------------------------------------------------------------

         ---------------------------------------------------------------
                                   PROPOSAL 2
                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS
         ---------------------------------------------------------------

                  The Board of Directors believes that it is desirable to request the shareholders of the Company to ratify its selection of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ended December 31, 2003. Ratification of the Board's selection is not required by law, and the Board is not required to take any action if the shareholders fail to ratify the selection of Margolin, Winer & Evens, LLP as the Company's independent auditors.

         INDEPENDENT PUBLIC ACCOUNTANTS

                  The firm of Margolin, Winer & Evens, LLP has served as the independent auditors of the Company since 1995. The Board of Directors has appointed Margolin, Winer & Evens, LLP to continue as the independent auditors of the Company for the fiscal year ending December 31, 2003.

                  A representative of Margolin, Winer & Evens, LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and to make a statement if such representative desires to do so.

         AUDIT FEES

                  Audit fees billed to the Company by Margolin, Winer & Evens, LLP for its audit of the Company's financial statement for the fiscal year 2002 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that period totaled $130,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  The Company did not engage Margolin, Winer & Evens, LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2002.

         ALL OTHER FEES

                  Fees billed to the Company by Margolin, Winer & Evens, LLP during fiscal year 2002 for all other non-audit services rendered to the Company, including tax related services, totaled $52,934. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Margolin, Winer & Evens, LLP.

         REQUIRED VOTE

                  The affirmative vote of a majority of the votes cast at the Meeting will be required to ratify the appointment of Margolin Winer & Evens, LLP as auditors of the Company for the fiscal year ending December 31, 2003. Abstentions and broker non-votes, if any, will not be counted as votes "cast" with respect to this matter. Unless otherwise directed, persons named in the Proxy intend to cast all properly executed Proxies received by the time of the Meeting FOR the ratification of the appointment of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the Meeting.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF MARGOLIN, WINER & EVENS, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                  MISCELLANEOUS

         SHAREHOLDER PROPOSALS

                  Shareholder proposals intended to be presented at the Company's annual meeting of shareholders to be held in 2004 and to be included in the Company's proxy statement relating to that meeting must be received by the Company not later than March 19, 2004. Such proposals should be addressed to John Rogers, the Company's Secretary, at the address set forth above. Notices of shareholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not to be included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after June 2, 2004.

         CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

                  No  shareholder   action  is  required  with  respect  to  the
following information that is included to fulfill the requirements of Section 725 and 726 of the Business Corporation Law of the State of New York.

                  Effective April 21, 2003, the Company purchased Directors & Officers ("D&O") Liability insurance for a one year term providing for reimbursement, with certain exclusions and deductions, to: (a) the Company and its subsidiaries for payment they make to indemnify directors, trustees, officers and assistant officers of the Company and its subsidiaries (b) directors, trustees, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by the Company and its subsidiaries, and (c) the Company and its subsidiaries for any payments they make resulting from a securities claim. The insurer is Great American Insurance Company. The total cost of the D&O Liability insurance through April 21, 2004 was $30,000. The Company is also party to indemnification agreements with its directors and officers, pursuant to which the Company has agreed to indemnify such directors and officers from certain expenses incurred in connection with certain actions taken by such director or officer in their capacity as such.

         OTHER MATTERS

                  The Board of Directors is unaware of other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying Proxy will vote Proxies as in their discretion they may deem appropriate, unless they are directed by a Proxy to do otherwise.

         PROXIES

                  All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

         ANNUAL REPORT TO SHAREHOLDERS

                  The Company's 2002 Annual Report to Shareholders has been mailed to shareholders simultaneously with the mailing of this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.




                                             By Order of the Board of Directors,



                                             JOHN ROGERS
July 17, 2003                                Secretary

                                   PROXY CARD

PROXY                                                                      PROXY
-----                                                                      -----

                          AMERICAN MEDICAL ALERT CORP.

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


                  The undersigned holder of Common Stock of AMERICAN MEDICAL ALERT CORP. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints Howard M. Siegel and John Rogers and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at 36-36 33rd Street, Long Island City, New York 11106, on Thursday, August 21, 2003 at 10:00 A.M., Eastern time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors, and FOR proposal 2 (ratification of the selection of Margolin, Winer & Evens, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003).


                    PLEASE MARK YOUR CHOICE ON ALL PROPOSALS,
                AND DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

--------------------------------------------------------------------------------

  PLEASE MARK YOUR CHOICE LIKE    [X]
    THIS IN BLUE OR BLACK INK
--------------------------------------------------------------------------------
                The Board of Directors Recommends a Vote FOR all
                                 listed nominees

(1) Election of directors:
-------------------------

Nominees:          1. Howard M. Siegel           5. Frederic S. Siegel
--------           2. Delphine  Mendez de Leon   6. Ronald  Levin
                   3. James F.LaPolla            7. Yacov Shamash
                   4. Jack Rhian

      FOR all nominees listed                       WITHHOLD AUTHORITY to vote
(except as marked to the contrary*)               for all listed nominees above
             [ ]                                              [ ]

(*Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

      The Board of Directors recommends a vote FOR the following proposal:

                                           FOR        AGAINST          ABSTAIN

(2) To ratify the selection of Margolin,
Winer & Evens, LLP as independent public
accountants   of  the  Company  for  the
fiscal year ending  December  31,  2003.   [ ]          [ ]              [ ]


                The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2, and in accordance with the discretion of the persons appointed as Proxies on such other matters as may properly come before the Meeting. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons appointed as Proxies shall have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

                                             Dated:  _____________________, 2003

                                             ----------------------------------

                                             ----------------------------------
                                                         Signature(s)

                                             (Signature(s)        should
                                             conform    to    names   as
                                             registered.   For   jointly
                                             owned  shares,  each  owner
                                             should  sign.  When signing
                                             as   attorney,    executor,
                                             administrator,     trustee,
                                             guardian  or  officer  of a
                                             corporation,   please  give
                                             full title.)

                   PLEASE MARK YOUR CHOICE ON ALL PROPOSALS,
                  AND DATE AND SIGN ABOVE AND RETURN PROMPTLY